                                                                    EXHIBIT 10.1



                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF


                           HINES REIT PROPERTIES, L.P.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I PARTNERSHIP..............................................................................................1
         1.1      CREATION OF PARTNERSHIP: PARTNERSHIP INTERESTS...................................................1
         1.2      NAME.............................................................................................2
         1.3      APPROVAL OF ASSIGNMENT TO, AND ADMISSION OF, HREH................................................2

ARTICLE II DEFINITIONS.............................................................................................2
         2.1      DEFINITIONS......................................................................................2

ARTICLE III CAPITALIZATION.........................................................................................11
         3.1      INITIAL CAPITAL..................................................................................11
         3.2      ISSUANCE AND REDEMPTION OF PARTNERSHIP INTERESTS.................................................11
         3.3      ADDITIONAL FUNDS.................................................................................18
         3.4      CAPITAL ACCOUNTS.................................................................................19
         3.5      INTEREST ON AND RETURN OF CAPITAL................................................................20
         3.6      NEGATIVE CAPITAL ACCOUNTS........................................................................20
         3.7      LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF PARTNERS...............................................21
         3.8      REDEMPTION AND REPURCHASE OF UNITS...............................................................21
         3.9      REDEMPTION AND REPURCHASE OF INTERESTS OWNED BY HINES CONTROLLED
                  ENTITIES.........................................................................................21

ARTICLE IV OFFICE AND REGISTERED AGENT.............................................................................21

ARTICLE V PURPOSES AND POWERS OF PARTNERSHIP.......................................................................22
         5.1      PURPOSES OF THE PARTNERSHIP......................................................................22
         5.2      POWERS...........................................................................................22
         5.3      REIT REQUIREMENTS................................................................................22

ARTICLE VI TERM....................................................................................................22

ARTICLE VII ALLOCATIONS............................................................................................23
         7.1      PROFITS..........................................................................................23
         7.2      LOSSES...........................................................................................24
         7.3      SPECIAL ALLOCATIONS..............................................................................24
         7.4      CURATIVE ALLOCATIONS.............................................................................26
         7.5      TAX ALLOCATIONS: CODE SECTION 704(c).............................................................26

ARTICLE VIII CASH AVAILABLE FOR DISTRIBUTION.......................................................................27
         8.1      DEFINITION OF AVAILABLE CASH.....................................................................27
         8.2      TIMING AND PRIORITY OF DISTRIBUTIONS OF AVAILABLE CASH...........................................27
         8.3      CONSENT TO ALLOCATIONS AND DISTRIBUTIONS.........................................................28
         8.4      RIGHT TO LIMIT DISTRIBUTIONS.....................................................................28

ARTICLE IX MANAGEMENT OF PARTNERSHIP...............................................................................28
         9.1      GENERAL PARTNER..................................................................................28
         9.2      LIMITATIONS ON POWER AND AUTHORITY OF PARTNERS...................................................29
         9.3      LIMITED PARTNERS.................................................................................30
         9.4      LIABILITY OF GENERAL PARTNER.....................................................................30
         9.5      INDEMNITY........................................................................................30
         9.6      OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES.................................30
         9.7      OTHER MATTERS CONCERNING THE GENERAL PARTNER.....................................................31
         9.8      PARTNER EXCULPATION..............................................................................32
         9.9      GENERAL PARTNER EXPENSES AND LIABILITIES.........................................................32

ARTICLE X BANKING..................................................................................................32

ARTICLE XI ACCOUNTING..............................................................................................32
         11.1     FISCAL YEAR......................................................................................32
         11.2     BOOKS OF ACCOUNT.................................................................................32
         11.3     METHOD OF ACCOUNTING.............................................................................33
         11.4     TAX MATTERS......................................................................................33

ARTICLE XII TRANSFERS OF PARTNERSHIP INTERESTS.....................................................................34
         12.1     GENERAL PARTNER..................................................................................34
         12.2     LIMITED PARTNER..................................................................................34
         12.3     ADMISSION ADJUSTMENTS............................................................................36
         12.4     TRANSFERS TO LENDERS.............................................................................36

ARTICLE XIII ADMISSION OF NEW PARTNERS.............................................................................36

ARTICLE XIV TERMINATION, LIQUIDATION AND DISSOLUTION OF PARTNERSHIP................................................36
         14.1     TERMINATION EVENTS...............................................................................36
         14.2     METHOD OF LIQUIDATION............................................................................37
         14.3     DATE OF TERMINATION..............................................................................38
         14.4     RECONSTITUTION UPON BANKRUPTCY...................................................................38
         14.5     DEATH, LEGAL INCOMPETENCY, ETC. OF A LIMITED PARTNER.............................................38

ARTICLE XV POWER OF ATTORNEY.......................................................................................38

ARTICLE XVI AMENDMENT OF AGREEMENT.................................................................................39

ARTICLE XVII MISCELLANEOUS.........................................................................................40
         17.1     NOTICES..........................................................................................40
         17.2     MODIFICATIONS....................................................................................40
         17.3     SUCCESSORS AND ASSIGNS...........................................................................40
         17.4     DUPLICATE ORIGINALS..............................................................................41
         17.5     CONSTRUCTION.....................................................................................41
         17.6     GOVERNING LAW....................................................................................41
         17.7     OTHER INSTRUMENTS................................................................................41
         17.8     GENERAL PARTNER WITH INTEREST AS LIMITED PARTNER.................................................41

         17.9     LEGAL CONSTRUCTION...............................................................................41
         17.10    GENDER...........................................................................................41
         17.11    PRIOR AGREEMENTS SUPERSEDED......................................................................41
         17.12    NO THIRD PARTY BENEFICIARY.......................................................................41
         17.13    PURCHASE FOR INVESTMENT..........................................................................41
         17.14    WAIVER...........................................................................................42
         17.15    COUNTERPARTS.....................................................................................42


Schedule A - Partners, Capital Accounts and Partnership Interests

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           HINES REIT PROPERTIES, L.P.

         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") has been executed and delivered effective as of the ___ day of _______________, 2003 (the "Effective Date"), by Hines Real Estate Investment Trust, Inc., a Maryland corporation (the "General Partner" or the "Company"), and those persons and entities identified as "Limited Partners" in Schedule A (the "Limited Partners"), (the General Partner and each Limited Partner being a "Partner" and collectively, the "Partners").

                                    RECITALS

         WHEREAS, effective as of August 20, 2003, the General Partner and HALP Associates Limited Partnership entered into that certain Agreement of Limited Partnership (the "Original Agreement") of Hines REIT Properties, L.P. in accordance with the Delaware Revised Uniform Limited Partnership Act as amended (the "Act").

         WHEREAS, as of August 27, 2003, the Original Agreement was amended pursuant to the First Amendment to Agreement of Limited Partnership for Hines REIT Properties, L.P. (the "First Amendment").

         WHEREAS, the Partners deem it to be in their best interest to amend and restate the Original Agreement, as amended by the First Amendment, in accordance with the Act and this Agreement.

         THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

                                    ARTICLE I
                                  PARTNERSHIP

                  1.1 CREATION OF PARTNERSHIP: PARTNERSHIP INTERESTS. The General Partner is the sole general partner and the Limited Partners are the sole limited partners of the Partnership. All Partnership profits, losses, and distributive shares of tax items accruing prior to the date of this Agreement shall be allocated in accordance with, and the respective rights and obligations of the Partners with respect to the period prior to the date of this Agreement shall be governed by, the Agreement of Limited Partnership of the Partnership that existed prior to this Agreement. No Partner has any interest in any Partnership property solely as a result of being a Partner and the interests of all Partners in the Partnership are, for all purposes, personal property.

                  1.2 NAME. The Partnership name shall be "Hines REIT Properties, L.P.," but the General Partner may from time to time change the name of the Partnership or may adopt such trade or fictitious names as it may determine.

                  1.3 APPROVAL OF ASSIGNMENT TO, AND ADMISSION OF, HREH. Effective as of the date hereof, HALP has made an assignment of 21,739.13 OP Units (representing all of the OP Units owned by HALP) to HREH. Such assignment is hereby approved and HREH is hereby admitted as a limited partner of the Partnership.

                                   ARTICLE II
                                   DEFINITIONS

                  2.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

         "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

         "Adjusted Capital Account" shall mean, at any time, the then balance in the Capital Account of a Partner, after giving effect to the following adjustments:

                           (i) add to such Capital Account any amounts that such Partner is obligated to restore or is deemed obligated to restore under any provision of this Agreement or as described in the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5), or any successor provisions; and

                           (ii) subtract from such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account.

         "Affiliate" means (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Persons, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other person, or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

         "Agreement" shall mean this Agreement of Limited Partnership, as it may be amended from time to time.

         "Articles of Incorporation" means the Articles of Incorporation of the Company.

         "Available Cash" shall have the meaning provided in Section 8.1.

         "Bankruptcy" of a Partner shall mean (a) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (b) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (c) the expiration of sixty (60) days after the filing of any involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than Saturday or Sunday during which national banks located in Houston, Texas are customarily open for business.

         "Capital Account" shall mean the capital account maintained by the Partnership for each Partner as described in Section 3.4 below.

         "Capital Contribution" shall mean, when used in respect of a Partner, if applicable, the initial capital contribution of such Partner as set forth in
Section 3.1 below, and any other amounts of money and/or the Gross Asset Value of other property contributed by such Partner to the capital of the Partnership with respect to the Partner's interest in the Partnership, including the Capital Contribution made by any predecessor holder of the Partnership Interest of such Partner.

         "Capital Transaction Gain or Loss" shall mean any Profits or Losses described in paragraphs (iii), (iv) and (vi) of the definition of Profits and Losses contained in this Article 2.

         "Cash Amount" means an amount of cash equal to the value of the REIT Shares Amount, which shall be based upon Net Asset Value on the date of receipt by the General Partner of a Notice of Redemption.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute.

         "Common Share" means a share of common stock, $.001 par value per share, of the Company.

         "Company" means Hines Real Estate Investment Trust, Inc., a Maryland corporation and the General Partner of the Partnership.

         "Contributing Partner" shall have the meaning provided in Section 3.2(B)(v).

         "Depreciation" shall mean for any fiscal year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for Federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         "Effective Date" shall have the meaning provided in the introductory paragraph of this Agreement.

         "Exchange Date" shall have the meaning provided in Section 3.2(G).

         "General Partner" means Hines Real Estate Investment Trust, Inc., a Maryland corporation, sometimes also referred to in this Agreement as the "Company."

         "Gross Asset Value" means, with respect to any Partnership asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as agreed to by the General Partner and the Contributing Partner;

                  (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, which shall be determined in a manner consistent with the determination of Net Asset Value, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) upon the occurrence of any other event for which an adjustment to Gross Asset Value is permitted under the Regulations; provided, however, that adjustments pursuant to clauses (a), (b) and (d) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution, which shall be determined in a manner consistent with the determination of Net Asset Value;

                  (iv) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses in this Article II below; provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv); and

                  (v) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "HALP" shall mean HALP Associates Limited Partnership.

         "Hines Controlled Entity" shall mean any partnership, limited liability company, corporation, trust or other entity which is, directly or indirectly, controlled by (a) Hines Interests Limited Partnership, and/or (b) Jeffrey C. Hines and/or Gerald D. Hines or, in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them.

         "HREH" shall mean Hines Real Estate Holdings Limited Partnership.

         "Issuance Date" means with respect to OP Units or the Participation Interest owned by a Partner, the date upon which such OP Units or the Participation Interest are issued to such Partner (and with respect to Preference Units, shall have the meaning set forth in the applicable Preference Unit Term Sheet).

         "Limited Partner" shall mean any Person (i) whose name is set forth as a Limited Partner on Schedule A attached hereto or who has become a Limited Partner pursuant to the terms and conditions of this Agreement, and (ii) who holds a partnership interest. "Limited Partners" means all such persons.

         "Listing Date" shall mean the date on which the Common Shares are first listed on a national securities exchange or included for quotation on a national market system.

         "Majority-in-Interest of the Limited Partners" shall mean, as of any given time, Limited Partners who own more than fifty percent (50%) of the Percentage Interests in the Partnership held by Limited Partners.

         "Market Price" means, with respect to any Specified Redemption Date:
(a) the last reported sales price per share of the Common Shares at the close of trading (whether or not the last reported sale occurred on such date) as reported in the Wall Street Journal on the first Business Day of the calendar quarter immediately preceding the date of receipt by the General

Partner of the Notice of Redemption, or (b) if the Common Shares are not traded on a national exchange, the Net Asset Value per Common Share as of the date of receipt by the General Partner of the Notice of Redemption.

         "Net Asset Value" as of a particular date means the net fair market value of the Partnership's equity as of such date, as approved by the Board of Directors, which shall generally equal the net proceeds that would be available for distribution by the Partnership if all properties owned directly or indirectly (through one or more special purpose entities) by the Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each Property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "Notice of Redemption" means a written notice delivered by a Redeeming Partner to the Partnership (with a copy to the General Partner) under Section 3.2(C), pursuant to which the Redeeming Partner exercises the Redemption Right with respect to all or a portion of its OP Units or Participation Interest in accordance with the provisions of Section 3.2(C).

         "OP Units" are units of Partnership Interest more particularly described in Section 3.2.

         "OP Unit Value" shall mean, as of any given time, the number of OP Units into which a Preference Unit is convertible (whether or not the conversion can then be effected), or the value of the Preference Unit expressed in OP Units if the Preference Unit is not convertible into OP Units, as provided for in the applicable Preference Unit Term Sheet.

         "Other Securities" shall have the meaning set forth in Section 3.2(B)(iv).

         "Participation Interest" shall have the meaning set forth in Section 3.2(A).

         "Participation Interest Unit Equivalents" shall mean, as of any Specified Redemption Date with respect to part or all of the Participation Interest, the lesser of (i) the number of outstanding OP Units of the Partnership, multiplied by a fraction whose numerator is the Percentage Interest attributable to the Participation Interest as of such date and whose denominator is 100% minus the Percentage Interest attributable to the Participation Interest as of such date or (ii) the number of outstanding OP Units of the Partnership, multiplied by a fraction (a) whose numerator is the aggregate amount that would be distributed in respect of the Participation Interest if an amount equal to Net Asset Value as of such date were distributed among the Partners in accordance with Section 14.2(C) hereof and (b) whose denominator equals (x) the aggregate amount that would be distributed to all Partners if an amount equal to Net Asset Value as of such date were distributed among the Partners in accordance with Section 14.2(C), minus (y) the amount determined under clause
(a).

         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2).

         "Partners" shall mean, collectively, the General Partner and the Limited Partners, or any additional or successor partners of the Partnership admitted to the Partnership in accordance with the terms of this Agreement. References to a Partner shall be to any one of the Partners.

         "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and the Act.

         "Partnership Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

         "Percentage Interest" shall be determined as of the end of each calendar month in the following manner:

                  (i) The Percentage Interest of the holder of the Participation Interest as of the end of a particular calendar month shall equal the sum of (a) the Percentage Interest of such holder as of the end of the immediately preceding month (which shall be 0% in the case of each calendar month beginning prior to the Effective Date), multiplied by a fraction whose numerator is the number of OP Units outstanding as of the end of the immediately preceding month and whose denominator is the number of OP Units outstanding as of the end of the current month, plus
         (b) 0.0625% of the net equity invested in those real estate investments reflected on the balance sheet of the Partnership as of the end of such month, divided by the Unreturned Capital (as defined below) of the Partnership as of the end of the current month, plus (c) 0.5% of the Gross Real Estate Investments (as defined below) made by the Partnership during the current month, divided by the Unreturned Capital of the Partnership as of the end of the current month. For purposes of the foregoing, the "Unreturned Capital" of the Partnership as of the end of a month means the excess (if any) of the aggregate amount of Capital Contributions made by all Partners to the Partnership through the end of such month, over the aggregate amount of Capital Contributions returned to all Partners as a result of redemption distributions and distributions of sales proceeds by the Partnership to the Partners through the end of such month. The "Gross Real Estate Investments" of the Partnership shall generally mean the gross amount invested by the Partnership in any real estate investments (either directly or indirectly through one or more partnerships, limited liability companies, or special purpose entities and including any real estate investments contributed to the Partnership in exchange for Units), including any debt attributable to such investments; provided, however, that in the case of amounts invested by the Partnership in any entity that is not wholly-owned by the Partnership, "Gross Real Estate Investments" shall mean the Partnership's allocable share of the Gross Real Estate Investments of such entity.

                  (ii) The Percentage Interest as of the end of a particular calendar month for each Partner holding Units shall equal (a) 100% minus the Percentage Interest attributable to the Participation Interest, multiplied by (b) the sum of the OP Unit Value of any Preference Units held by that Partner and the number of OP Units held by that Partner, divided by (c) the sum of the OP Unit Value of all Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time.

                  (iii) The Percentage Interests determined under clauses (i) and (ii) as of the end of a particular month shall become effective as of the beginning of the immediately following month.

         The respective Percentage Interests of the Partners as of the date of this Agreement are set forth in Schedule A attached to this Agreement.

         "Person" means an individual, corporation, partnership, estate, trust, a portion of a trust set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Preference Units" are units of Partnership Interest more particularly described in Section 3.2(A)(ii).

         "Preference Unit Term Sheet" shall have the meaning provided in Section 3.2(B)(1).

         "Private Placement PTP Exemption" shall mean the exemption from publicly traded partnership status provided in Regulations Section 1.7704-1(h) (which generally applies if (i) all interests in a partnership are issued in a transaction or series of transactions that are not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during taxable year of the partnership).

         "Private Transfer" shall mean:

                  (i) transfers in which the basis of the Partnership Interest in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code Section 732;

                  (ii) transfers at death, including transfers from an estate or testamentary trust;

                  (iii)    transfers between members of a family;

                  (iv) transfers involving the issuance of interests by (or on behalf of) the Partnership in exchange for cash, property, or services;

                  (v) transfers involving distributions from a qualified retirement plan or an individual retirement account;

                  (vi) the transfer by a Partner and any related persons (within the meaning of Code Section 267(b) or 707(b)(1)) in one or more transactions during any 30 calendar day period of Partnership Interests representing in the aggregate more than 2 percent of the total interests in Partnership capital or profits;

                  (vii) transfers by one or more Partners of interests representing in the aggregate 50 percent or more of the total interests in Partnership capital and profits in one transaction or a series of related transactions; and

                  (viii) transfers not recognized by the Partnership within the meaning of Regulations Section 1.7704-1(d)(2) (i.e., transfers in cases where the Partnership neither admits the transferee as a partner nor recognizes any rights of the transferee as a partner).

         "Profits" and "Losses" shall mean for each fiscal year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined by the General Partner in accordance with Code Section 703(a) with the following adjustments:

                  (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to taxable income or loss;

                  (ii) any expenditures of the Partnership described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

                  (iii) in the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Article 2, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                  (iv) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

                  (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, is required pursuant to the last sentence of Regulations Section 1.704-1(b)(2)(iv)(m)(2) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii) any items specially allocated pursuant to Section 7.3 or
         Section 7.4 shall not be considered in determining Profits or Losses.

         "Recapitalization" shall have the meaning provided in Section 3.2(F).

         "Record Date" shall have the meaning provided in Section 9.1.

         "Redeeming Partner" shall have the meaning provided in Section 3.2(C).

         "Redemption Amount" means either the Cash Amount or the REIT Shares Amount as determined pursuant to Section 3.2 hereof.

         "Redemption Right" shall have the meaning provided in Section 3.2(C).

         "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" shall have the meaning provided in Section 5.3.

         "REIT Requirements" shall have the meaning provided in Section 5.3.

         "REIT Shares Amount" means a number of Common Shares equal to (i) in the case of a Partner redeeming OP Units, the number of OP Units offered for redemption by a Redeeming Partner, as adjusted pursuant to Sections 3.2(F) and
(G) and (ii) in the case of Partner redeeming part or all of the Participation Interest, the number of Participation Interest Unit Equivalents, as adjusted pursuant to Section 3.2(a).

         "Rights" shall have the meaning provided in Section 3.2(G).

         "Specified Redemption Date" means with respect to a Redeeming Partner, the date that is ten Business Days after receipt by the General Partner of the Notice of Redemption from such Partner.

         "TMP" shall have the meaning provided in Section 11.4.

         "Transfer" shall mean any sale, transfer, gift, exchange, assignment, devise or other disposition, any pledge or collateral assignment, and any other event that causes any Person to acquire beneficial ownership, or any agreement to take any such actions or cause any such events, with respect to Units or Partnership Interests, or the right to vote or receive distributions with respect to Units or Partnership Interests, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Units or Partnership Interests or any interest in Units or Partnership Interests or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in beneficial ownership of Units or Partnership Interests; in each case, whether voluntary or involuntary, whether owned of record or beneficially owned, and whether by operation of law or otherwise; provided, however, neither the conversion of a Preference Unit into one or more OP Units nor the redemption of an OP Unit or Participation Interest in accordance with Section 3.2 constitutes a Transfer. The terms "Transferor," "Transferee," "Transferred" and "Transferring" have correlative meanings.

         "Units" has the meaning set forth in Section 3.2(A).

                                  ARTICLE III
                                 CAPITALIZATION

                  3.1 INITIAL CAPITAL. As of the effective date hereof, the Partners have made or will make contributions of cash and/or property to the Partnership, and the amount of such cash contributions and the Gross Asset Value of such in-kind Capital Contributions are reflected in the Capital Account balance of each such Partner as set forth opposite such Partner's name on the attached Schedule A, as amended from time to time, under the heading "Agreed Capital Account".

                  3.2 ISSUANCE AND REDEMPTION OF PARTNERSHIP INTERESTS.

                           A. The interest of a Partner in the Partnership that has been received in exchange for Capital Contributions is referred to as being evidenced by one or more "Units." Units may be either "OP Units" or "Preference Units":

                                    (i) An "OP Unit" is a unit of Partnership
                  Interest that has been received in exchange for Capital Contributions and that, as more particularly provided for below in Section 3.2(C), may be redeemed for the Redemption Amount. The General Partner may create separate classes or series of OP Units having privileges, variations, and designations as may be determined by the General Partner in its sole and absolute discretion.

                                    (ii) A "Preference Unit" is a unit of
                  Partnership Interest having such rights, preferences and other privileges, variations and designations as may be determined by the General Partner in its sole and absolute discretion (but not in violation of the provisions of Section 3.2(B) or the terms of any other Preference Unit(s) Term Sheets). There may be more than one series or class of Preference Units having differing terms and conditions, but all Preference Units within a given series or class shall have the same rights, preferences and other privileges, variations and designations. With respect to each series or class of Preference Units, the General Partner may also, in its discretion, determine and fix, among other terms and conditions, any of the following: (a) the series to which such Preference Units shall belong, (b) the distribution rate therefor, (c) the price at and the terms and conditions on which such Preference Units may be redeemed, (d) the amount payable in respect of such Preference Units in the event of involuntary or voluntary liquidation, (e) the terms and conditions on which such Preference Units may be converted and the securities into which such Preference Units may be converted (and/or the valuation of such Preference Units as measured in OP Units), if such Preference Units are issued with the privilege of conversion, and (f) the number of such Preference Units to be issued as a part of such series. Once determined and fixed as herein provided, however, the terms and conditions of a particular series or class of Preference Units may not be changed without the written consent of the holders of at least 67% of the Preference Units within the class or series (or such greater percentage as may be provided for in any the applicable Preference Unit Term Sheet).

         The aggregate total of all Units outstanding as of the date of this Agreement is 21,958.69, all of which consist of OP Units. As of the date of this Agreement, each Partner is deemed to hold Units as shown on Schedule A.

                  Effective as of the date hereof, the Partnership is issuing to HALP a limited partnership interest denominated as a "Participation Interest." The Participation Interest is in addition to, and distinct from, the Units described above and any references to "Units" or OP Units shall not be deemed to include the Participation Interest. It is intended that the Participation Interest constitute a profits interest within the meaning of Section 2.02 of IRS Revenue Procedure 93-27, 1993-2 C.B. 343.

                           B. From time to time hereafter, subject to and in accordance with the provisions of this Section 3.2(B), the General Partner shall cause the Partnership to issue additional Units as follows:

                                    (i) OP Units to the Company upon the
                  issuance by the Company of additional Common Shares (other than in exchange for OP Units) and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in Section 3.3(B) below, it being understood, however, that the Company may issue Common Shares in connection with share option plans, dividend reinvestment plans, restricted share plans or other benefit or compensation plans without receiving any proceeds and that the issuance of such Common Shares shall nonetheless entitle the Company to receive additional OP Units pursuant to this clause (i);

                                    (ii) OP Units to Partners (including the
                  General Partner) that hold Preference Units that are convertible into OP Units, upon the exercise of such conversion in accordance with the terms and conditions of the Preference Unit Term Sheet applicable thereto;

                                    (iii) OP Units to Partners holding OP Units
                  (including the General Partner) if and to the extent of each such Partner's participation in any reinvestment program contemplated by Section 3.3(C) below;

                                    (iv) Preference Units to the Company upon
                  the issuance by the Company of securities other than Common Shares whether debt or equity securities ("Other Securities") and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in Section 3.3(B) below; and

                                    (v) in all other cases, OP Units and/or
                  Preference Units, as determined by the General Partner, in its discretion, to existing or newly-admitted Partners (including the General Partner), in exchange for the contribution by a Partner (the "Contributing Partner") of Capital Contributions to the Partnership.

         Issuance of OP Units as aforesaid shall be in accordance with the following:

                  (a) the number of OP Units issued to the Company under clause
         (i) of this Section 3.2(B) shall be equal to the number of Common Shares issued;

                  (b) the number of OP Units issued to a Partner under clause
         (ii) of this Section 3.2(B) shall be as provided for in the Preference Unit Term Sheet pursuant to which the Preference Units being converted exist;

                  (c) the number of OP Units issued to a Limited Partner under clause (iii) of this Section 3.2(B) shall be as provided for in the applicable reinvestment program; and

                  (d) the number of OP Units issued to a Contributing Partner under clause (v) of this Section 3.2(B) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) the Net Asset Value attributable to each OP Unit.

         Issuance of Preference Units as aforesaid shall be in accordance with the following:

                  (1) Preference Units issued pursuant to clause (v) of this
         Section 3.2(B) shall have the terms and conditions specified in an agreement (a "Preference Unit Term Sheet") executed by and between the Partnership (at the direction or in the discretion of the General Partner) and the Contributing Partner. The number of Preference Units issued to a Contributing Partner under clause (v) of this Section 3.2(B) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the net fair market value of any property or assets contributed as additional capital contributions by
         (y) price per Preference Unit provided for in the Preference Unit Term Sheet; and

                  (2) Preference Units issued pursuant to clause (iv) of this
         Section 3.2(B) shall have economic terms substantially identical to those of the applicable Other Securities.

         Units may also be issued to some or all of the Partners holding Preference Units if and to the extent of such Partner's participation in any reinvestment program contemplated by Section 3.3(C). Upon the issuance of additional OP Units and/or Preference Units in accordance with the provisions of this Section 3.2(B), each recipient of such Units shall either execute this Agreement or a joinder to this Agreement (which joinder, as to Preference Units, may be a part of any applicable Preference Unit Term Sheet) and, as applicable, the Percentage Interest of all of the Partners shall thereupon be appropriately adjusted by the General Partner.

                           C. Subject to the provisions of Sections 3.2(D) and
         (F), on or after the later of (i) the date which is one year after the Issuance Date or (ii) upon the completion of an initial public offering of the Common Shares of the Company pursuant to a registration statement filed with the Securities and Exchange Commission, each Limited Partner shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units or Participation Interest held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the OP Units or Participation Interest subject to the Notice of Redemption pursuant to Section 3.2(E). Notwithstanding the foregoing provisions of this Section 3.2(C), the Company agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Interests hereunder to occur as quickly as reasonably possible. The Redeeming Partner shall have no right, with respect to any OP Units or Participation Interest so redeemed, to receive any distribution paid with respect to such OP Units or Participation Interest if the Record Date for such distribution is on or after the Specified Redemption Date. If, and beginning with the first day of the first taxable year in which, the Partnership no longer qualifies for the Private Placement PTP Exemption, the Redemption Right shall comply with the requirements of Regulations Section 1.7704-1(f) and shall be construed and administered in accordance therewith.

                           D. In addition to other restrictions set forth on the Redemption Rights in any other provision of this Agreement, the following restrictions apply to Redemption Rights:

                                    (i) Notwithstanding any other provision of
                  this Article 3, but subject to the last sentence of clause
                  (iii) below, a Limited Partner shall be
                  entitled to exercise the Redemption Right only if (x) the redemption or purchase of the Limited Partner's OP Units or Participation Interest would constitute a Private Transfer or
                  (y) the Percentage Interest attributable to the OP Units or Participation Interest to be purchased or redeemed, when aggregated with other Transfers of Partnership Interests within the same taxable year of the Partnership (but not including Private Transfers), would constitute a Percentage Interest of ten percent (10%) or less.

                                    (ii) The General Partner may establish such
                  policies and procedures as it may deem necessary or desirable in its discretion to administer the 10% Percentage Interest limit set forth in subparagraph (i) above, including without limitation imposing further limitations on the OP Units or Participation Interest with respect to which the Redemption Right may be exercised during any period of time shorter than a calendar year and establishing procedures to allocate the ability to exercise the Redemption Right among the Limited Partners.

                                    (iii) The restrictions set forth in clauses
                  (i) and (ii) above shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Code Section 7704, in the absence of such restrictions, as determined by the General Partner in its discretion. The restrictions set forth in clauses (i) and (ii) above, together with the restrictions on the Transfer of Partnership Interests set forth in Section 12(B), are intended to limit transfers of interests in the Partnership in such a manner as to permit the Partnership to qualify for the safe harbors from treatment as a publicly traded partnership set forth in Regulations Sections 1.7704-1(d), (e), (f) and (j) and shall be construed and administered in accordance therewith. The General Partner may modify the restrictions set forth in clauses (i) and (ii) above, and the provisions of Section 12(B), from time to time in its discretion to ensure that the Partnership complies and continues to comply with the Code and Regulations requirements described above. Notwithstanding anything herein to the contrary, the provisions of subparagraphs (i)-(iii) shall only apply if, and beginning with the first day of the first taxable year in which, the Partnership no longer qualifies for the Private Placement PTP Exemption.

                                    (iv) A Limited Partner shall not be entitled
                  to exercise either a Redemption Right or any right to convert a Preference Unit into an OP Unit if such exercise would (a) result in the total Common Shares and any other ownership or beneficial interests in the Company being owned by fewer than one hundred persons within the meaning of Code Section 856(a)(5); (b) result in such Limited Partner or any other person owning, directly or constructively under Code Section 856(d)(5), in excess of 9.9% of the total Common Shares (and any other ownership or beneficial interests) in the Company;
                  (c) cause more than 50% of the value of the Company's Common Shares (and any other ownership or beneficial interests) to be held by five or fewer individuals and certain organizations under Code Section 856(h) and 542(a)(2); (d) cause the Company to own, directly or constructively, 10% or more of the ownership interests of any person that is a tenant with respect to any real property owned or constructively owned by the Company (so as to prevent the application of Code
                  Section 856(d)(2)); or (e) cause the acquisition of Common Shares (and any other ownership or beneficial interests) in the Company by such Limited Partner to be "integrated" with any other distribution of interests in the Company for purposes of complying with the registration provisions of the Securities Act of 1933. The General Partner may modify the restrictions set forth in this Section 3.2(D)(iv) from time to time in its discretion to ensure that the Partnership complies and continues to comply with Code Section 856. The General Partner may, in its sole discretion, waive the restrictions on redemption set forth in this Section 3.2(D)(iv); provided, however, that in the event a restriction is waived, the redeeming partner shall be paid the Cash Amount.

                                    (v) A Limited Partner shall not be entitled
                  to exercise a Redemption Right if it prejudices or affects the continuity of the Partnership for purposes of Code Section
                  708. Prior to any such redemption described in the preceding sentence, the General Partner may require an opinion of counsel satisfactory to the General Partner to the effect that such redemption will not cause adverse tax consequences to the nonredeeming Partners, and such Limited Partner exercising the Redemption Right shall be responsible for paying said counsel's fee for his opinion.

         Provided, however, that the General Partner may exempt a Limited Partner from the foregoing restrictions to the same extent, and under the same circumstances, that the General Partner may waive similar restrictions pursuant to its Articles of Incorporation.

                           E. Notwithstanding the provisions of Section 3.2(C), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the OP Units or Participation Interest described in the Notice of Redemption to the Company, and the Company (or any designee thereof) may, in its sole and absolute discretion, elect to purchase directly and acquire such OP Units or Participation Interest by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the Company or any designee thereof (each in its sole and absolute discretion), on the Specified Redemption Date, whereupon the Company or any designee thereof shall acquire the OP Units or Participation Interest offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units or Participation Interest. If the Company or any designee thereof shall elect to exercise its right to purchase OP Units or a Participation Interest under this Section 3.2(E) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. Unless the Company or any designee thereof (each in its sole and absolute discretion) shall exercise its right to purchase OP Units or a Participation Interest from the Redeeming Partner pursuant to this Section 3.2(E), neither the Company nor any designee thereof shall have any obligation to the Redeeming Partner or the Partnership with respect to such Redeeming Partner's exercise of such Redemption Right. In the event that the Company or any designee thereof shall exercise its right to purchase OP Units or a Participation Interest with respect to the exercise of a Redemption Right in the manner described in the first sentence of this
         Section 3.2(E), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company or any designee thereof, as the case may be, shall treat the transaction between the Company or any designee thereof, as the case may be, and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's OP Units or Participation Interest to the Company or any designee thereof. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Shares upon exercise of the Redemption Right. Any OP Units or Participation Interest acquired by the General Partner pursuant to such Redemption Right shall, upon and after such acquisition, be treated as a general partner interest.

                           F. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exchange of OP Units and the Participation Interest for Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the redemption of the Participation Interest and all outstanding OP Units not owned by the Company, and any Preference Units not owned by the Company that are convertible into OP Units (whether or not the conversion can then be effected). No Limited Partner shall, by virtue of being the holder of the Participation Interest or one or more OP Units and/or Preference Units be deemed to be a shareholder of or have any other interest in the Company. In the event of any change in the outstanding Common Shares of the Company or its successor by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change other than the issuance of Rights, as further described in Section 3.2(G) (a "Recapitalization"), the number of OP Units held by each Partner shall be adjusted upward or downward to equal such number of Common Shares of the Company (or as applicable, the Common Shares or equivalent class of securities of the successor thereto) as would have been held by the Partner immediately following the Recapitalization if such Partner had held a number of Common Shares equal to such number of OP Units immediately prior to such Recapitalization. In the event the Company or any designee thereof acquires OP Units or a Participation Interest pursuant to such Section 3.2(E), the General Partner shall record the transfer on the books of the Partnership so that the Company or any designee thereof, as applicable, is thereupon the owner and holder of such OP Units or Participation Interest. As is more particularly described in Section 3.2(D)(iv), notwithstanding any other provisions of this Section 3.2, a Limited Partner shall not have the right to exercise a Redemption Right if, upon payment of the REIT Shares Amount to such Limited Partner, (i) the Company would, as a result thereof, no longer qualify (or it would be reasonably possible in the judgement of the General Partner that the Company no longer would qualify) as a real estate investment trust under the Code; or (ii) the payment of such REIT Shares Amount to the Limited Partner would constitute or be reasonably possible in the judgment of the General Partner to constitute a violation of applicable federal or state securities laws or would violate any applicable provisions of the organizational documents of the Company (including without limitation any restrictions on ownership of securities of the Company set forth in the Articles of Incorporation or Bylaws of the Company). In either such event, to the extent the consequences described in (i) or (ii) could be eliminated by reasonable action of the General Partner or the Company without any material detriment to the General Partner or the Company and at the expense of such Limited Partner(s) requesting such exchange, the Company or the General Partner shall take all such reasonable action to effect the exchange of OP Units or a Participation Interest for Common Shares by such Limited Partner(s) as herein provided.

                           G. In the event that a Redeeming Partner exercises the Redemption Right, and the Company or any designee thereof elects to make the payment of the REIT Shares Amount to the Redeeming Partner referenced in accordance with the first sentence of Section 3.2(E), and in the event that the Company issues to all of its holders of Common Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling such shareholders to subscribe for or purchase Common Shares or any other securities or property (collectively, "Rights"), with the record date for such Rights issuance falling within the period starting on the date that the Company receives the Redemption Notice from the Redeeming Partner and ending on the day immediately preceding the date upon which the Company or its designee delivers the Common Shares to the Redeeming Partner in exchange for such Redeeming Partner's OP Units (the date upon which such exchange occurs being referred to herein as the "Exchange Date"), which Rights will not be distributed before the Exchange Date, then the amount payable by the Company or its designee to the Redeeming Partner in exchange for its OP Units or Participation Interest under this
         Section 3.2 shall also include such Rights that the Redeeming Partner would have received if it had been the owner of the Common Shares to be delivered by the Company to the Redeeming Partner prior to the record date for the issuance of the Rights (as the same may be expressed for any purpose hereunder in a number of OP Units or Common Shares as determined by the General Partner).

                  3.3 ADDITIONAL FUNDS.

                           A. No Partner shall be assessed or, except as otherwise provided in this Agreement, be required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 3.3(B) below), be contributed by the General Partner or any other Partner (provided such other Partner is willing to do so and the General Partner consents thereto, each in its sole and absolute discretion) as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional OP Units and/or Preference Units as provided for in Section 3.2(B) above. The General Partner shall also have the right (but not the obligation) to raise any additional funds required for the Partnership in accordance with the provisions of Section 9.7(E) below and/or by causing the Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate in its sole discretion. If the General Partner elects to cause the Partnership to borrow the additional funds, or if the Partnership issues a guaranty, indemnity or similar undertaking in connection with the indebtedness of the Company as aforesaid, in any such case one or more of the Partnership's assets may be encumbered to secure the loan or undertaking. Except as provided for in Section 3.3(C) below, no

         Limited Partner shall have the right to make additional Capital Contributions to the Partnership without the prior written consent of the General Partner.

                           B. Except for (i) the capitalization of any wholly-owned entity of the General Partner which is the general partner of a partnership having the Partnership as a limited partner, (ii) the net proceeds generated by the issuance of Other Securities that evidence debt (and are not equity securities) that are loaned by the Company to the Partnership, and (iii) where the Company determines that the net proceeds generated by the issuance of Common Shares or Other Securities (whether for debt or equity) are to be retained by the Company for a valid business reason consistent with the purposes of the Partnership and such retention does not materially adversely affect the Limited Partners, the net proceeds of any and all funds raised by or through the Company through the issuance of Common Shares or Other Securities shall be contributed to the Partnership as additional Capital Contributions, and in such event the Company shall be issued additional Units pursuant to Section 3.2(B) above.

                           C. If the General Partner creates and administers a reinvestment program in substantial conformance with a dividend reinvestment program which may be available from time to time to holders of the Common Shares, each Limited Partner holding OP Units shall have the right to reinvest any or all cash distributions payable to it from time to time pursuant to this Agreement (subject to the restrictions described in Article 12), by having some or all (as the Limited Partner elects) of such distributions contributed to the Partnership as additional Capital Contributions, and in such event the Partnership shall issue to each such Limited Partner additional OP Units pursuant to Section 3.2(B)(iii) above, or the General Partner, in its sole discretion, may elect to cause distributions with respect to which a Limited Partner has elected reinvestment to be contributed to the Company in exchange for the issuance of Common Shares. At the option of the General Partner, such a program may also be made available with respect to Preference Units.

                  3.4 CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained for each Partner.

                           A. To each Partner's Capital Account there shall be added the amount of cash and the Gross Asset Value of any property contributed by such Partner to the Partnership pursuant to any provision of this Agreement, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 7.3, Section 7.4 or Section 14.2(C) hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

                           B. From each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 7.3, Section 7.4 or Section 14.2(C) hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                           C. In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement (including a transfer of OP Units or a Participation Interest in exchange for Common Shares, pursuant to Section 3.2(E)), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

                           D. In determining the amount of any liability for purposes of Sections 3.4(A) and 3.4(B) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                           E. This Section 3.4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, or the Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section
         14.2 upon the liquidation of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations
         Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  3.5 INTEREST ON AND RETURN OF CAPITAL.

                           A. No Partner shall be entitled to any interest on its Capital Account or on its Capital Contributions to the Partnership.

                           B. Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of its Capital Contributions to the Partnership and there shall be no priority of one Partner over another Partner as to the return of capital contributions or withdrawals or distributions of profits and losses. No Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership.

                  3.6 NEGATIVE CAPITAL ACCOUNTS. Upon the liquidation of the Partnership or the liquidation of the Participation Interest, the holder of the Participation Interest shall be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account at such time (determined after taking into account the allocations described in Article 7 or Section 14.2(C) for the year in which such liquidation or redemption occurs). Subject to the provisions of any guarantee or other written agreement between a Partner and the Partnership, or except as provided in the preceding sentence, no Partner shall otherwise be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account.

                  3.7 LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF PARTNERS. Except as provided in Sections 3.1, 3.2 and 3.3 (or the provisions of any guarantee or other written agreement between a Partner and the Partnership), no Partner shall be required to make any additional advances or contributions to or on behalf of the Partnership or guarantee any obligations of the Partnership.

                  3.8 REDEMPTION AND REPURCHASE OF UNITS. Notwithstanding any other provision of this Agreement which may be contrary to this Section 3.8, in the event of the proposed repurchase or redemption for cash by the Company of
(i) Common Shares or (ii) Other Securities with respect to which the Partnership had previously issued Preference Units pursuant to Section 3.2(B)(iv) of this Agreement, then, in such event, the Partnership shall provide cash to the Company concurrently with such repurchase or redemption or for such purpose equal to the proposed repurchase or redemption price, and one OP Unit owned by the General Partner (or, in the case of redemption or repurchase by the Company of Other Securities contemplated by clause (ii) above, one Preference Unit owned by the General Partner which had been issued with respect to such Other Securities) shall be canceled with respect to each Common Share (or share of Other Securities) so repurchased or redeemed.

                  3.9 REDEMPTION AND REPURCHASE OF INTERESTS OWNED BY HINES CONTROLLED ENTITIES. Notwithstanding any other provision of this Agreement which may be contrary to this Section 3.9, if at any time the General Partner is not sponsored by a Hines Controlled Entity, HALP, HREH, and each other Hines Controlled Entity may redeem all or a portion of the Participation Interest and/or Units it owns at any time, or from time to time. The redemption price of the portion of the Participation Interest and/or Units being redeemed will be equal to the Cash Amount attributable to such Participation Interest or Units, as the case may be. The holder may elect, at its option, to receive cash or Common Shares (or a combination of same) in connection with such redemption.

                                   ARTICLE IV
                          OFFICE AND REGISTERED AGENT

                  The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is the Corporation Trust Company. The principal office of the Partnership is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner may deem advisable.

                                   ARTICLE V
                       PURPOSES AND POWERS OF PARTNERSHIP

                  5.1 PURPOSES OF THE PARTNERSHIP. The objects and purposes of the Partnership are to engage in any lawful business activities in which a partnership formed under the Act may engage or participate, with its primary objects and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, construct, develop, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property.

                  5.2 POWERS. The Partnership purposes may be accomplished by taking any action which is not prohibited under the Act.

                  5.3 REIT REQUIREMENTS. Each Limited Partner understands and acknowledges that the General Partner intends to elect to be treated as a real estate investment trust ("REIT") under Code Section 856. Each Limited Partner further understands and acknowledges that in order to maintain its status as a REIT, the General Partner must comply with numerous and complex rules and regulations set forth in the Code and the Regulations, many of which are applied on a quarterly and/or annual basis (the "REIT Requirements"), and that the management and operation of the Partnership will have a material effect on the ability of the General Partner to continue to maintain its status as a REIT. Accordingly, notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, the Partnership shall not take any action which (or fail to take any action, the omission of which) (i) could adversely affect the ability of the General Partner to qualify or continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Code
Section 857 or Code Section 4981 or other potentially adverse consequences under the Code, or (iii) otherwise could cause the General Partner to violate the REIT Requirements, specifically including, but not limited to, restrictions on Redemption Rights in Section 3.2(D)(iv). In addition, notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the General Partner's business judgement that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is approved by all of the Limited Partners.

                                   ARTICLE VI
                                      TERM

                  The term of the Partnership shall continue until the Partnership is terminated upon the occurrence of an event described in Section
14.1 below.

                                  ARTICLE VII
                                   ALLOCATIONS

                  7.1 PROFITS.

                           A. After giving effect to the special allocations set forth in Sections 7.3, 7.4, and 14.2(C), Profits for any fiscal year other than Capital Transactions Gains shall be allocated as follows:

                           (i) first, gross profits shall be allocated to the
                  holder of the Participation Interest, until the cumulative amount of Profits allocated to such holder pursuant to this
                  Section 7.1(A) with respect to its Participation Interest equals the cumulative amount of distributions, other than distributions of proceeds from transactions resulting in Capital Transaction Gains or Losses, made to such holder pursuant to Section 8.2 hereof with respect to its Participation Interest; and

                           (ii) thereafter, remaining Profits shall be allocated
                  among the Partners in proportion to the number of OP Units held by each such Partner.

                           B. After giving effect to the allocations set forth in Sections 7.3, 7.4 and 14.2(C), Capital Transaction Gains shall be computed separately with respect to each property and shall be allocated among the Partners as follows:

                           (i) first, among the Partners in proportion to, and
                  to the extent of, any deficit balance in each such Partner's Capital Account;

                           (ii) second, to the holder of the Participation
                  Interest in the minimum amount needed so as to cause its Capital Account balance to equal the product of the Percentage Interest attributable to the Participation Interest and the aggregate Capital Account balances of all the Partners (after giving effect to the allocation in this clause (ii)); and

                           (iii) thereafter, among the Partners in proportion to
                  their respective Percentage Interests.

                           C. In the event that the Partnership issues additional Units to the General Partner or any Limited Partner pursuant to Section 3.2 hereof, the General Partner shall make such revisions to this Section 7.1 as it determines are necessary to reflect the terms of the issuance of such additional Units, including such revisions as are needed to ensure that such allocations (i) will comply with the terms of Regulations Sections 1.704-1 and -2 and Code Section 514(c)(9)(E),
         (ii) will properly reflect the varying interests of the Partners in the Partnership, and (iii) will cause the Capital Accounts of the Partners held by them to be in the ratios in which the Partners are entitled to receive distributions with respect to their Partnership Interests pursuant to Article 8 hereof.

                  7.2 LOSSES.

                           A. After giving effect to the special allocations set forth in Sections 7.3, 7.4, and 14.2(C), all Losses (including Capital Transaction Losses, which shall be computed and allocated separately with respect to each property) shall be allocated among the Partners as follows:

                           (i) first, among the Partners in proportion to the
                  number of OP Units held by each such Partner, until the aggregate Capital Account balances of the Partners holding OP Units is reduced to an amount equal to the product of (a) 100% minus the Percentage Interest attributable to the Participation Interest and (b) the aggregate Capital Account balances of all the Partners (after giving effect to the allocation in this clause (i));

                           (ii) second, among the Partners in proportion to
                  their respective positive Capital Account balances; and

                           (iii) thereafter, among the Partners in proportion to
                  the number of OP Units held by each such Partner.

                           B. The Losses allocated pursuant to Section 7.2(A) above shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitations set forth in this Section 7.2(B) shall be allocated among the other Partners in proportion to the number of OP Units held by each such other Partner.

                           C. In the event that the Partnership issues additional Units to the General Partner or any Limited Partner pursuant to Section 3.2 hereof, the General Partner shall make such revisions to this Section 7.2 as it determines are necessary to reflect the terms of the issuance of such additional Units, including such revisions as are needed to ensure that such allocations (i) will comply with the terms of Regulations Sections 1.704-1 and -2 and Code Section 514(c)(9)(E),
         (ii) will properly reflect the varying interests of the Partners in the Partnership, and (iii) will cause the Capital Accounts of the Partners to be in the ratios in which the Partners are entitled to receive distributions with respect to their Partnership Interests pursuant to
         Article 8 hereof.

                  7.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                           A. Except as otherwise provided in Regulations
         Section 1.704-2(f), and notwithstanding any other provision of this
         Article 7, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with

         Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3(A) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                           B. Except as otherwise provided in Regulations
         Section 1.704-2(i)(4), and notwithstanding any other provision of this
         Article 7, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Section 7.3(B) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                           C. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
         1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 7.3(C) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made, as if this Section 7.3(C) were not in this Agreement.

                           D. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.3(D) shall be made only if and to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article 7 have been made as if Section 7.3(C) hereof and this Section 7.3(D) were not in the Agreement.

                           E. If and to the extent Partners holding Preference Units receive preferred distributions from the Partnership (other than distributions pursuant to Section 14.2(C) in final liquidation of the Partnership), each such Partner shall be allocated Partnership gross income in an amount equal to the amount of preferred distributions received with respect to such Preference Units, prior to any allocations of Profit and Loss pursuant to Sections 7.1 and 7.2 above. For purposes of this Section 7.3(E), any payment with respect to a Preference Unit that, under the applicable Preference Unit Term Sheet, constitutes a payment in redemption of such Preference Unit (and a return of the Partner's Capital Contribution with respect to such Preference Unit) shall not result in a special allocation of gross income to the Partner receiving such payments under this Section 7.3(E), except to the extent such payment is specifically attributable to accrued and unpaid preferred distributions with respect to such Preference Unit provided for in such Preference Unit Term Sheet.

                           F. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

                           G. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

                           H. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partner to whom such distribution was made.

                  7.4 CURATIVE ALLOCATIONS. The allocations set forth in Sections 7.2(C), 7.3(A), 7.3(B), 7.3(C), 7.3(D), 7.3(F), 7.3(G), and 7.3(H)
above (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Code Section 704(b). It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 7.4. Therefore, notwithstanding any other provision of this Article 7 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 7.1(A)(ii) and 7.2(A) (subject, however, to Section 7.3(E) above). In exercising its discretion under this
Section 7.4, the General Partner shall take into account future Regulatory Allocations under Section 7.3(A) and 7.3(B) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.3(F) and 7.3(G).

                  7.5 TAX ALLOCATIONS: CODE SECTION 704(c).

                           A. Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross

         Asset Value in accordance with any permissible method or methods under Code Section 704(c) and the Regulations thereunder, as determined in the sole discretion of the General Partner.

                           B. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Article 2 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner or manners permitted under Code Section 704(c) and the Regulations thereunder.

                           C. The portion of any gain recognized by the Partnership on the disposition of property which is classified as ordinary income under Sections 751, 1245 or 1250 of the Code, or which is classified as "unrecaptured section 1250 gain" under Section 1(h)(7) of the Code, shall be allocated among the Partners in the ratio in which the deductions giving rise to such ordinary income or unrecaptured section 1250 gain were allocated; provided, however, that the amount of ordinary income or unrecaptured section 1250 gain so allocated shall not exceed the gain from such sale or disposition that is so allocable to the Partner.

                           D. Any elections or other decisions relating to the allocations provided under this Section 7.5 shall be made by the General Partner using any permissible manner under the Code or the Regulations that the General Partner may elect in its sole discretion. Allocations pursuant to this Section 7.5 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision in this Agreement.

                                  ARTICLE VIII
                         CASH AVAILABLE FOR DISTRIBUTION

                  8.1 DEFINITION OF AVAILABLE CASH. As used in this Agreement, "Available Cash" shall mean and be defined as all cash receipts of the Partnership from whatever source during the period in question in excess of all items of Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Partnership, including, without limitation, investments by the Partnership, amounts paid by the Partnership as principal on debts and advances during such period, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer manager, advisory and/or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the General Partner) established or increased during such period. In the discretion of the General Partner, but subject to Section 5.3, reserves may include cash held for future acquisitions.

                  8.2 TIMING AND PRIORITY OF DISTRIBUTIONS OF AVAILABLE CASH. Available Cash shall be distributed to or for the benefit of the Partners of record as of the applicable Record Date not less frequently than monthly. All such distributions shall, subject to the rights of any holder of Preference Units, be distributed among the Partners holding OP Units and Participation Interests in proportion to their respective Percentage Interests as of the applicable Record Date.

                  8.3 CONSENT TO ALLOCATIONS AND DISTRIBUTIONS. Each of the Partners hereby consents to the allocations and distributions provided for in this Agreement.

                  8.4 RIGHT TO LIMIT DISTRIBUTIONS. The right of any Partner to receive distributions of any nature pursuant to the terms of this Agreement shall be subject to the terms of any agreement between such Partner and the Partnership limiting, restricting or providing rights of set-off with respect to such distributions.

                                   ARTICLE IX
                            MANAGEMENT OF PARTNERSHIP

                  9.1 GENERAL PARTNER. The General Partner shall be the sole manager of the Partnership business, and shall have the right and power to make all decisions and take any and every action with respect to the property, the business and affairs of the Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Partnership. All such decisions or actions made or taken by the General Partner hereunder shall be binding upon all of the Partners and the Partnership. The powers of the General Partner to manage the Partnership business shall include, without limitation, the power and authority to, directly or indirectly:

                           (i) operate any business normal or customary for the
                  owner of or investor in commercial property of the type held by the Partnership;

                           (ii) perform any and all acts necessary or
                  appropriate to the operation of the Partnership's assets, including, but not limited to, preparing, negotiating, executing and delivering leases and rental agreements with regard to real and personal property owned by the Partnership, preparing applications for rezoning, preparing objections to rezoning of other property and establishing bank accounts in the name of the Partnership;

                           (iii) improve, renovate and/or perform construction
                  activities with regard to the properties owned by the Partnership and to retain such contractors, subcontractors and other persons or entities as may be required in connection with such activities;

                           (iv) procure and maintain such insurance as may be
                  available in such amounts and covering such risks as are deemed appropriate by the General Partner;

                           (v) take and hold all real, personal and mixed
                  property of the Partnership in the name of the Partnership or in the name of a nominee;

                           (vi) negotiate, execute and deliver agreements on
                  behalf of and in the name of the Partnership;

                           (vii) borrow money (whether on a secured or unsecured
                  basis), finance and refinance the assets of the Partnership or any part thereof or interest therein, and in connection therewith, issue notes, bonds, securities and other undertakings and evidences of indebtedness and documents related thereto (including, without limitation, guaranties, indemnities and similar undertakings to support loans obtained or debt securities issued by the Company);

                           (viii) coordinate all accounting and clerical
                  functions of the Partnership and employ such accountants, lawyers, property managers, leasing agents and other management or service personnel as may from time to time be required to carry on the business of the Partnership;

                           (ix) acquire any assets, and encumber, sell, assign,
                  transfer, ground lease or otherwise dispose of any or all of the assets of the Partnership, or any part thereof or interest therein including, without limitation, by way of any Unit dividend, split, recapitalization, merger, consolidation, combination, exchange of Units or other similar Partnership organizational change;

                           (x) organize one or more partnerships, corporations,
                  limited liability companies or other business entities which are controlled, directly or indirectly, by the Partnership and make any capital contributions (in cash or in kind) required pursuant to the organizational documents or subscription agreements relating to any such partnerships, corporations, limited liability companies or other business entities; and

                           (xi) establish the date (the "Record Date") for the
                  purpose of making any proper determination in connection with, but not limited to, the following matters: (a) which Partners are entitled to receive distributions, (b) consent to any matter for which the consent of Partners is permitted or required under any provision hereof, or (c) otherwise when Partners are allocated rights hereunder.

                  9.2 LIMITATIONS ON POWER AND AUTHORITY OF PARTNERS. Notwithstanding the powers of the General Partner set forth in Section 9.1 above, the General Partner shall not have the right or power to do any of the following unless any such action is approved by a Majority-in-Interest of the Limited Partners:

                           A. do any act in contravention of this Agreement, or any amendment hereto; or

                           B. do any act which would make it impossible to carry on the ordinary business of the Partnership, except to the extent that such act is specifically permitted by the terms hereof (it being understood and agreed that a sale of any or all of the assets of the Partnership, for example, would be an ordinary part of the Partnership's business and affairs and is specifically permitted hereby).

                  9.3 LIMITED PARTNERS. The Limited Partners shall have no right or authority to act for or to bind the Partnership and no Limited Partner (other than the General Partner if the General Partner is also a Limited Partner) shall participate in the conduct or control of the Partnership's affairs or business.

                  9.4 LIABILITY OF GENERAL PARTNER. The General Partner shall not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except (i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of this Agreement) or gross negligence, and (ii) for other breaches of this Agreement, but the liability of the General Partner under this clause (ii) shall be limited to its interest in the Partnership as more particularly provided for in Section 9.8. The General Partner shall not have any personal liability for the return of any Limited Partner's Capital Contributions.

                  9.5 INDEMNITY. The Partnership shall indemnify and shall hold the General Partner (and the officers and directors thereof) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Partnership or in connection with its business or affairs; provided, however, that the Partnership shall not be required to indemnify (i) the General Partner for any liability, loss, cost or damage which it might incur as a result of its fraud, willful misconduct or gross negligence in the performance of its duties hereunder, (ii) any officer or director (other than "Independent Directors", as such term is defined in the Articles of Incorporation) of the General Partner for any liability, loss, cost or damage which it might incur as a result of misconduct or negligence of such person, and (iii) any Independent Directors of the General Partner for any liability, loss, cost or damage which it might incur as a result of willful misconduct or gross negligence of such person. In addition, the General Partner shall be entitled to reimbursement from the Partnership for any amounts paid by it in satisfaction of indemnification obligations owed by the General Partner to present or former officers or directors of the General Partner or its predecessors, as provided for in or pursuant to the Articles of Incorporation and Bylaws of the General Partner. The right of indemnification set forth in this Section 9.5 shall be in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and shall inure to the benefit of the successors and assigns of any such person or entity. No Partner shall be personally liable with respect to any claim for indemnification pursuant to this Section 9.5, but such claim shall be satisfied solely out of assets of the Partnership.

                  9.6 OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES. Except as may otherwise be agreed to in writing, each Limited Partner, and its affiliates, shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management and exploitation of real and personal property (other than property of the Partnership), without any accountability, liability or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. The General Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which the General Partner or any one or more of the officers, directors or shareholders of the General Partner may have an ownership or other financial interest, whether direct or indirect.

                  9.7 OTHER MATTERS CONCERNING THE GENERAL PARTNER.

                           A. The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been executed or presented by the proper party or parties.

                           B. The General Partner may exercise any of the powers granted or perform any of the duties imposed by this Agreement either directly or through agents. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants selected by it, each of whom may serve as consultants for the Partnership. An opinion by any consultant on a matter which the General Partner believes to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and actions taken or omitted in accordance therewith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or of the General Partner, and shall assume no obligation other than to use due care in the selection of all consultants and contractors.

                           C. No mortgagee, grantee, creditor or any other person dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval of or confirmation by any Limited Partner of any act of the General Partner in connection with the conduct of any ordinary or extraordinary Partnership business.

                           D. The General Partner may retain such persons or entities as it shall determine (including the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) to provide services to or on behalf of the Partnership. The General Partner shall be entitled to reimbursement from the Partnership for its out-of-pocket expenses (including, without limitation, amounts paid or payable to the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) incurred in connection with Partnership business. Such expenses shall be deemed to include without limitation those expenses required in connection with the administration of the Partnership such as the maintenance of Partnership books and records, management of the Partnership property and assets and preparation of information respecting the Partnership needed by the Partners in the preparation of their individual tax returns.

                           E. The General Partner may loan to the Partnership the net proceeds of loans obtained or debt securities issued by the Company so long as the terms of such loan to the Partnership are substantially equivalent to the corresponding loan obtained or debt securities issued by the Company.

                  9.8 PARTNER EXCULPATION. Except for fraud, willful misconduct and gross negligence, no Partner shall have any personal liability whatsoever, whether to the Partnership or to any other Partner, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of any Partner shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for
(i) active and deliberate dishonesty established by a final judgment, order or decree of a court of competent jurisdiction or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partners and arising out of, or in connection with, this Agreement. No advisor, trustee, manager, trust manager, member, director, officer, partner, employee, beneficiary, shareholder, participant or agent of any Partner (or of any partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner and their respective successors and assigns shall look solely to the interest of the other Partner in the Partnership for the payment of any claim or for any performance hereunder.

                  9.9 GENERAL PARTNER EXPENSES AND LIABILITIES. The Partnership will pay or reimburse the General Partner for all ongoing accounting and administrative expenses of the General Partner so that, absent extraordinary circumstances, the General Partner will not bear any expenses beyond those borne by the Partnership. The Partnership shall pay all out-of-pocket costs and expenses (including legal, accounting, tax, consulting and other professional fees and expenses and travel and entertainment expenses) incurred by the Partnership, the General Partner, and the General Partner and its Affiliates in connection with the structuring and organization of the Partnership and the General Partner and the offering and sale of Units and Common Shares and Other Securities.

                                   ARTICLE X
                                    BANKING

                  The funds of the Partnership shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

                                   ARTICLE XI
                                   ACCOUNTING

                  11.1 FISCAL YEAR. The fiscal year and taxable year of the Partnership (the "fiscal year") shall end on the last day of December of each year, unless another fiscal year end is selected by the General Partner.

                  11.2 BOOKS OF ACCOUNT. The Partnership books of account shall be maintained at the principal office designated in Article 4 or at such other locations and by such person or persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Partnership and in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Partnership and its assets and to enable each Partner to file its federal income tax return.

                  11.3 METHOD OF ACCOUNTING. The Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with generally accepted accounting principles consistently applied, or such other method of accounting as may be adopted hereafter by the General Partner.

                  11.4 TAX MATTERS.

                  A. The General Partner is hereby designated the Tax Matters Partner (hereinafter referred to as the "TMP") of the Partnership and shall have all rights and obligations of the TMP under the Code. The Partnership shall reimburse the TMP for any and all out-of-pocket costs and expenses (including attorneys' and accountants' fees) incurred or sustained by it in its capacity as TMP. The Partnership shall indemnify, defend and hold the TMP harmless from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees) sustained or incurred as a result of any act or decision concerning the Partnership tax matters and within the scope of its responsibility as TMP. If the Partnership is the subject of an income tax audit by any federal, state, local or foreign authority, then to the extent the Partnership is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the TMP shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner.

                  B. The General Partner shall take such steps as are necessary to ensure that the Partnership is taxed as a partnership under the Code. Subject to the preceding sentence, the General Partner shall have the exclusive right to make any determination whether the Partnership shall make available elections (including any election pursuant to Code
         Section 754 to adjust the tax basis of Partnership assets) for federal, state, or local tax purposes, and the General Partner shall be absolved from all liability and other consequences from its making or failing to make any such election. All decisions and other matters concerning the computation and allocation or tax items and attributes which are not otherwise specifically provided for by the terms of this Agreement shall be determined by the General Partner, and the General Partner shall be absolved from all liability and other consequences from any such decisions which are made in good faith.

                  C. The General Partner shall take all such actions as are reasonably necessary for the Partnership to comply with any withholding or comparable requirements under federal, state, local and foreign law and shall remit any amounts withheld to, and file required forms with, the applicable taxing jurisdictions. All amounts withheld from distributions shall be treated as having been distributed to the Partner with respect to whom the withholding was made. Any amounts that are required to be withheld by the Partnership with respect to a Partner which are in excess or in advance of distributions to such Partnership shall be paid over by such Partner to the Partnership. Each Partner agrees to furnish the Partnership with such representations and forms as the General Partner shall reasonably request to assist in complying with the Partnership's withholding obligations. A Partner subject to withholding shall pay to or reimburse the Partnership for taxes, related interest and penalties, and all other costs and expenses incurred by the Partnership in connection with such withholding obligation, except for interest, penalties or costs (but not taxes) that are incurred as a result of the gross negligence or willful misconduct of the Partnership or the General Partner

                                  ARTICLE XII
                       TRANSFERS OF PARTNERSHIP INTERESTS

                  12.1 GENERAL PARTNER. The General Partner may not Transfer its interest in the Partnership without the consent of a Majority-in-Interest of the Limited Partners unless (i) the Transfer of such interest is to a Hines Controlled Entity or to an entity that is, directly or indirectly, wholly-owned by the Company and/or a Hines Controlled Entity, or (ii) the Transfer of such interest is pursuant to or in connection with a Recapitalization and either (a) the Recapitalization has been approved by the consent of a Majority-in-Interest of the Limited Partners, or (b) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with Section 3.2(F).

                  12.2 LIMITED PARTNER.

                           A. No Limited Partner or substituted Limited Partner may Transfer all or any part of its interest in the Partnership, unless each of the following conditions are met:

                           (i) The Limited Partner obtains the prior written
                  consent of the General Partner (which consent may be given or withheld in the sole discretion of the General Partner), except for (x) the exchange of OP Units or a Participation Interest for Common Shares, pursuant to Section 3.2(C) above or (y) the Transfer of Units or Participation Interests by any Hines Controlled Entity to any other Hines Controlled Entity.

                           (ii) Either (x) the Partnership qualifies for the
                  Private Placement PTP Exemption for the entire taxable year of such Transfer and for all prior taxable years, (y) the Transfer is a Private Transfer, or (z) the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, as determined by the General Partner in its sole discretion.

                           (iii) Such Transfer is not limited or prohibited by,
                  and complies with, any restrictions on transferability contained in the Articles of Incorporation and Bylaws of the Company and/or any applicable agreement executed by the transferor.

                           (iv) Such Transfer would not violate the securities
                  laws of any jurisdiction applicable to the Partnership or the Partnership Interest to be assigned or transferred;

                           (v) Such Transfer would not cause the Partnership to
                  lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become subject to the Investment Company Act;

                           (vi) Such Transfer would not cause (A) all or any
                  portion of the assets of the Partnership (1) to constitute "plan assets" (under ERISA, the Code or the applicable provisions of any similar law) of any existing or contemplated investor, or (2) to be subject to the provisions of ERISA, the Code or any applicable similar law, or (B) the General Partner to become a fiduciary with respect to any existing or contemplated investor, pursuant to ERISA or the applicable provisions of any similar law, or otherwise.

                           (vii) Such Transfer would not cause a termination of
                  the Partnership under Code Section 708.

                           (viii) The Transferor delivers opinions of counsel
                  regarding the foregoing matters in form and substance reasonably acceptable to the General Partner as a condition to any such Transfer.

                           (ix) The Transfer would not, in the opinion of the
                  General Partner, (y) by treating the interest in the Partnership so transferred as if it had been exchanged for Common Shares in accordance with Section 3.2(C) above, violate the limitations on ownership of Common Shares contained in the Articles of Incorporation and/or Bylaws of the Company, or (z) violate any State or Federal securities laws.

                           (x) The Transferee shall have agreed to be bound by
                  the terms of this Agreement and shall have executed a counterpart hereof or joinder hereto.

                           B. A Limited Partner shall notify the General Partner of any Transfer of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer.

                           C. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement. A Limited Partner shall not be permitted to retire or withdraw from the Partnership except as expressly permitted by this Agreement.

                           D. Any Transferee of all or any portion of a Limited Partner's interest in the Partnership in accordance and compliance with the provisions of this Section 12.2 shall be entitled to receive Profits, Losses and distributions hereunder attributable to such interest acquired by reason of such Transfer, from and after the effective date of the

         Transfer of such interest; provided, however, anything in this Agreement to the contrary notwithstanding, (i) without the prior written consent of the General Partner, no Transferee shall be considered a substituted Limited Partner; (ii) the Partnership and the General Partner shall be entitled to treat the Transferor of such interest as the absolute owner thereof in all respects, and shall incur no liability for the allocation of Profits and Losses or distributions which are made to such Transferor until such time as the written instrument of Transfer has been received by the General Partner and the "effective date" of the Transfer has passed, and (c) the General Partner shall have the right to require any such Transferor to exchange such Partnership Interest for Common Shares or cash, pursuant to
         Section 3.2(C) above. The "effective date" of any Transfer shall be the last day of the month set forth on the written instrument of Transfer or such other date consented to in writing by the General Partner as the "effective date."

                  12.3 ADMISSION ADJUSTMENTS. The General Partner shall, when necessary, cause this Agreement to be amended from time to time (and shall cause Schedule A to be revised), to reflect the admission or withdrawal of Partners, and the issuance, conversion and redemption of any Preference Units and/or OP Units (including the corresponding adjustment to Percentage Interests).

                  12.4 TRANSFERS TO LENDERS. Notwithstanding any other provision of this Agreement to the contrary, no transfer of any Units or Participation Interest may be made to a lender to the Partnership or any person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, provided that as a condition to such consent being granted the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount or the REIT Shares Amount any Units or Participation Interest in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

                                  ARTICLE XIII
                           ADMISSION OF NEW PARTNERS

                  The General Partner shall admit to the Partnership as limited partners those persons and entities who are not already Partners and who receive a Participation Interest, OP Units and/or Preference Units in accordance with the provisions of this Agreement.

                                  ARTICLE XIV
             TERMINATION, LIQUIDATION AND DISSOLUTION OF PARTNERSHIP

                  14.1 TERMINATION EVENTS. The Partnership shall be dissolved and its affairs wound up in the manner hereinafter provided upon the earliest to occur of the following events:

                           A. the sale of all or substantially all of the assets of the Partnership; or

                           B. subject to Section 14.4 below, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating as bankrupt either the Partnership or the General Partner, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

                  14.2 METHOD OF LIQUIDATION. Upon the happening of any of the events specified in Section 14.1 above, the General Partner (or if there be no General Partner, a liquidating trustee selected by a Majority-in-Interest of the Limited Partners) shall immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible, unless the General Partner, or the liquidating trustee, shall determine that an immediate sale of Partnership assets would cause undue loss to the Partnership, in which event the liquidation may be deferred for a reasonable time. The Partners shall continue to share distributions, Profits and Losses during the period of liquidation in the same proportions as before dissolution (subject to Section 14.2(C) below). The proceeds from liquidation of the Partnership, including repayment of any debts of Partners to the Partnership, shall be applied in the following order:

                           A. Debts of the Partnership, including repayments of principal and interest on loans and advances made by the General Partner pursuant to Sections 3.3 and/or 9.7 above; then

                           B. To the establishment of any reserves deemed necessary or appropriate by the General Partner, or by the person(s) winding up the affairs of the Partnership in the event there is no remaining General Partner of the Partnership, for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner, or such person(s) deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Section 14.2 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder; and then

                           C. To the Partners in accordance with their respective positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods. In connection therewith, income, gain and loss of the Partnership (and to the extent necessary to achieve the purposes hereof, items of gross income and deduction) with respect to the sale or other disposition of all or substantially all of the Partnership's assets and/or the Partnership's operations in connection therewith (whether or not attributable to the taxable year in which the distribution pursuant to this Section 14.2(C) is to be made or a preceding taxable year) shall be allocated among the Partners so that each Partner's Capital Account shall equal, after taking into account the prior balance (positive or negative) in such Partner's Capital Account and the effect of such allocation, the amount that such Partner would be entitled to receive if the Partnership were to make a distribution to the Partners pursuant to the provisions of Section 8.2 hereof in an amount equal to the remaining liquidation proceeds to be distributed under this Section 14.2(C).

                  14.3 DATE OF TERMINATION. The Partnership shall be terminated when all notes received in connection with any liquidating sales or other dispositions have been paid or distributed and all of the cash or property available for application and distribution under Section 14.2 above (including reserves) shall have been applied and distributed in accordance therewith.

                  14.4 RECONSTITUTION UPON BANKRUPTCY.

                           A. Notwithstanding any dissolution of the Partnership under Section 14.1(D) above, if the Partnership is reconstituted as set forth in this Section 14.4, then the business of the Partnership shall be continued with the Partnership's property and the Partnership's assets shall not be liquidated.

                           B. If the Partnership is dissolved by reason of the bankruptcy of the General Partner, a successor general partner may, in the discretion of the General Partner hereunder with the written consent of a Majority-in-Interest of the Limited Partners, be admitted within 90 days after the dissolution, effective as of the date of dissolution. Upon the admission of such successor general partner, without any further consent or approval of any other Partner, the Partnership shall be reconstituted as a successor limited partnership.


                           C. If the Partnership is dissolved by reason of the bankruptcy of the Partnership in a proceeding for the reorganization (and not the liquidation) of the Partnership, then, with the consent of the Company and a Majority-in-Interest of the Limited Partners, the Partnership may be reconstituted within 90 days after dissolution, effective as of the date of dissolution, whereupon the Partnership shall be reconstituted as a successor limited partnership.

                  A. The successor limited partnership reconstituted in accordance with the foregoing provisions of this Section 14.4 shall continue the business of the Partnership with the Partnership's property. The Percentage Interests of the Partners in the successor limited partnership shall be in proportion to their respective Percentage Interests in the dissolved Partnership. Such successor limited partnership shall be governed by the terms and provisions of this Agreement and references in this Agreement to the Partnership or to the Partners or their rights and obligations shall be understood to comprehend such successor limited partnership and the Partners thereof and their rights and obligations.

                  14.5 DEATH, LEGAL INCOMPETENCY, ETC. OF A LIMITED PARTNER. The death, legal incompetency, insolvency, dissolution or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death or incapacity of an individual Limited Partner, such individual Limited Partner's interest in the Partnership shall be transferred either by will, the laws of intestacy or otherwise to the legal representative or successor of such individual Limited Partner.

                                   ARTICLE XV
                               POWER OF ATTORNEY

                  Each Limited Partner hereby irrevocably constitutes and appoints the General

Partner, with full power of substitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to sign, swear to, acknowledge, file and record:

                  A. this Agreement, and subject to Article 16 below, amendments to this Agreement;

                  B. any certificates, instruments and documents (including assumed and fictitious name certificates) as may be required by, or may be appropriate under, the laws of the State of Delaware, the State of Texas or any other State or jurisdiction in which the Partnership is doing or intends to do business, in order to discharge the purposes of the Partnership or otherwise in connection with the use of the name or names used by the Partnership;

                  C. any other instrument which may be required to be filed or recorded by the Partnership on behalf of the Partners under the laws of any State or by any governmental agency in order for the Partnership to conduct its business;

                  D. any documents which may be required to effect the continuation of the Partnership, the admission of a substitute or additional Partner, the dissolution and termination of the Partnership or the amendment and restatement of Schedule A, provided such continuation, admission, dissolution and termination or amendment and restatement of Schedule A, is not in violation of any provision of this Agreement; and

                  E. any documents which may be required or desirable to have the General Partner appointed, and act as, the TMP.

The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of any individual Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of his interest in the Partnership.

                                  ARTICLE XVI
                             AMENDMENT OF AGREEMENT

                  A. Each Limited Partner, by his execution of or joinder in this Agreement, hereby irrevocably appoints the General Partner with power of substitution, as his true and lawful attorney coupled with an interest, in his name, place and stead to amend this Agreement in any respect other than:

                           (i) to enlarge the obligation of any Partner to make
                  contributions to the capital of the Partnership; or

                           (ii) except as otherwise provided for in this
                  Agreement or as required by law, to modify the allocation of Profits or Losses or distributions among the Partners as provided for in Articles 7 and 8 above, respectively; or

                           (iii) to amend Articles 1 or 12 or Section 9.2; or

                           (iv) to amend this Article 16.

                  B. With respect to amendments regarding Sections 16(A)(ii) or 16(A)(iii), this Agreement may be amended with the written consent of the General Partner and those Limited Partners holding not less than 67% of the aggregate of Percentage Interests held by all Limited Partners. Notwithstanding the foregoing, the terms and conditions of a particular series of Preference Units may not be changed without the written consent of the holders of at least 67% of the Preference Units within the class or series (or such greater percentage as may be provided for in the applicable Preference Unit Term Sheet).

                  C. With respect to amendments regarding Section 16(A)(i), this Agreement may be amended only with the written consent of the General Partner and any Partner adversely affected by such amendment. With respect to amendments regarding Section 16(A)(iv) this Agreement may be amended only with the written consent of all Partners.

         In the event this Agreement shall be amended pursuant to this Article 16, the General Partner shall cause this Agreement to be amended to reflect the amendment.

                                  ARTICLE XVII
                                  MISCELLANEOUS

                  17.1 NOTICES. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or by telecopy or other facsimile transmission, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on Schedule A of this Agreement, or at such other address as such person may have previously furnished in writing to the Partnership and each Partner with copies to the General Partner at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

                  17.2 MODIFICATIONS. Except as otherwise provided in this Agreement, no change or modification of this Agreement, nor any waiver of any term or condition in the future, shall be valid or binding upon a Partner unless such change or modification shall be in writing and signed by such Partner.

                  17.3 SUCCESSORS AND ASSIGNS. Any person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all of the terms, conditions and obligations of this Agreement to which his predecessor-in-interest was subject or bound, without regard to whether such a person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement, and no person shall acquire an interest in the Partnership or become a Partner thereof except as expressly permitted by and pursuant to the terms of this Agreement. Subject to the foregoing, and the provisions of Article 12 above, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, assigns, heirs, legal representatives, executors and administrators.

                  17.4 DUPLICATE ORIGINALS. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

                  17.5 CONSTRUCTION. The titles of the Articles, Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any terms or provisions herein.

                  17.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware. Except to the extent the Act is inconsistent with the provisions of this Agreement, the provisions of such Act shall apply to the Partnership.

                  17.7 OTHER INSTRUMENTS. The parties hereto covenant and agree that they will execute such other and further instruments and documents as, in opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the Partnership as provided for by this Agreement.

                  17.8 GENERAL PARTNER WITH INTEREST AS LIMITED PARTNER. If the General Partner ever has an interest as a Limited Partner in the Partnership, the General Partner shall, with respect to such interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner.

                  17.9 LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein

                  17.10 GENDER. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

                  17.11 PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes any prior understandings or written or oral agreements among the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect thereto.

                  17.12 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are for the exclusive use and benefit of General Partner and the Limited Partners and shall not inure to the benefit of any other person or entity.

                  17.13 PURCHASE FOR INVESTMENT. Each Partner represents, warrants and agrees that it has acquired and will hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

                  17.14 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

                  17.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which when taken together, shall constitute but one original.

         IN WITNESS WHEREOF, this Agreement has been executed and sworn to as of the day and year first above written by the General Partner and the undersigned Limited Partners.

                                     GENERAL PARTNER:



                                     HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation


                                     By:
                                        ----------------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------


                                     LIMITED PARTNERS:



                                     HINES REAL ESTATE HOLDINGS LIMITED
                                     PARTNERSHIP

                                     By:      JCH Investments, Inc.,
                                              its General Partner


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



                                     HALP ASSOCIATES LIMITED PARTNERSHIP

                                     By:   Hines Interests Limited Partnership,
                                           its General Partner

                                           By:    Hines Holdings, Inc.,
                                                  its General Partner


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                   SCHEDULE A

              Partners, Capital Accounts and Partnership Interests

                                                                                                        AGREED
                                                                                       PREFERENCE       CAPITAL        PERCENTAGE
          NAME AND ADDRESS OF PARTNERS                                OP UNITS           UNITS          ACCOUNT         INTEREST
          ----------------------------                              -------------      ----------       --------       ----------
General Partner:

         Hines Real Estate Investment Trust, Inc.                          219.56                       $  2,020           1%

Limited Partners:

         Hines Real Estate Holdings Limited Partnership                 21,739.13                       $200,000          99%


         HALP Associates Limited Partnership                        Participation                       $      0           0%
                                                                    Interest